Exhibit 99.1

Quotient Limited Reports Continued Progress on the Commercial Scale-up of MosaiQ™ and Third Quarter Fiscal 2017 Financial Results

•	Performance evaluation studies for initial disease screening panel completed successfully
•	Completion of European field trials expected in first half of 2017
•	Conventional reagent business continues strong performance

JERSEY, Channel Islands, February 6, 2017 (GLOBENEWSWIRE) -- Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company, today reported further positive progress on the commercial scale-up of MosaiQ™ and its financial results for its fiscal third quarter and nine months ended December 31, 2016.

“Our team continues to work diligently to advance MosaiQ™ through to the final internal validation process prior to commencing European field trials,” said Paul Cowan, Chairman and Chief Executive Officer of Quotient. “Final internal performance evaluation studies for the initial disease screening panel have now been completed successfully.  We remain on schedule to complete European field trials for MosaiQ™ for blood grouping and the initial disease screening panel in the first half of calendar 2017.”

MosaiQ™, Quotient’s next-generation automation platform for blood grouping and disease screening, represents a transformative and highly disruptive testing platform for transfusion diagnostics, with an established capability to detect antibodies, antigens and nucleic acids (DNA or RNA). Through MosaiQ™, Quotient aims to deliver substantial value to donor testing laboratories worldwide with a unified instrument platform to be utilized for blood grouping and both serological and molecular disease screening of donated red blood cells and plasma.

Results of Performance Evaluation Study - Initial Disease Screening Panel

In January 2017 Quotient successfully completed its initial internal performance evaluation study for antigen typing.  This has now been followed up with the successful completion of the final internal performance evaluation studies for the intial disease screening panel for CMV and syphilis, the results of which are summarized below:

Target	Total Samples	True Positive	False Positive	True Negative	False Negative	Sensitivity	Specificity
Syphilis	240	39	0	201	0	100.0%	100.0%
CMV	183	87	0	93	3	96.7%	100.0%

Internal performance evaluation studies for antibody detection are underway.  Following completion of this, and systems qualification for the MosaiQ™ manufacturing process and instrument, Quotient will undertake the final internal validation studies (designed to mimic the subsequent field trials) for the MosaiQ IH Microarray and initial MosaiQ SDS Microarray (serological disease screen to detect CMV and syphilis) prior to commencing European field trials.

Completion of European field trials and the commercial launch of MosaiQ™ in Europe are currently planned for the first half of calendar 2017. Field trials in the United States will commence thereafter.

Once licensed for sale, MosaiQ™ will be the first fully-automated solution for blood grouping, providing for the comprehensive characterization of both donor and patient blood. Quotient intends to simultaneously launch its MosaiQ™ IH Microarray into the donor and patient testing markets with its commercial partner, Ortho-Clinical Diagnostics. Launch of the initial MosaiQ™ SDS Microarray into the donor testing market will coincide with the launch of the MosaiQ™ IH Microarray. Launch of the full MosaiQ™ serological disease screening panel is currently scheduled to commence three to six months after the initial MosaiQ™ launch.

Fiscal Third Quarter 2017 Financial Results

“During the third quarter, strong revenue growth was generated by all key categories of our conventional reagent business.  Both our OEM and U.S. direct businesses had another exceptional quarter, with product sales growing 22% and 21%, respectively, year-over-year,” said Paul Cowan.

Key revenue and profit results are summarized below (expressed in thousands):

	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Product sales —OEM Customers	$3,502	$2,879	$10,860	$9,093
Product sales — direct customers and distributors	1,339	1,475	4,541	4,384
Other revenues	—	—	1,300	—
Total revenue	$4,841	$4,354	$16,701	$13,477

Product sales from standing orders (%)	75%	71%	75%	72%

Gross profit	$2,239	$2,129	$8,247	$6,377
Gross profit as a % of total revenue	46.3%	48.9%	49.4%	47.3%
Gross margin on product sales (%)	46.3%	48.9%	45.1%	47.3%
Operating (loss)	$(22,430)	$(12,779)	$(56,321)	$(36,243)

Net cash used in operating activities totaled $13.8 million in the third quarter of fiscal 2017 (“3QFY17”), compared with $16.2 million in the third quarter of fiscal 2016 (“3QFY16”).  Capital expenditures totaled $5.8 million in 3QFY17, compared with $5.8 million in 3QFY16, largely reflecting expenditures in connection with the construction of the Company’s new conventional reagent manufacturing facility near Edinburgh, Scotland.

Quotient ended 3QFY17 with $44.3 million in cash and cash equivalents and short-term investments.

Outlook for the Fiscal Year Ending March 31, 2017

•

Total revenue in the range of $21.0 to $21.3 million (previously $21.7 to $22.7 million), including other revenue (product development fees) of $1.3 million (previously $2.1 million), compared with Total revenue of $18.5 million for the fiscal year ended March 31, 2016.

•	Product sales of $19.7 to $20.0 million (previously $19.6 to 20.6 million), compared with Product sales of $18.0 million for the fiscal year ended March 31, 2016.
•	Operating loss in the range of $70.0 to $75.0 million (previously $60.0 to $65.0 million), including non-cash items of $14.5 to $15.0 million.

Product sales in the fourth quarter of fiscal 2017 are expected to be within the range of $4.3 to $4.6 million, compared with $4.5 million for the fourth quarter of fiscal 2016.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell based products, which account for approximately two-thirds of our current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

Conference Call

Quotient will host a conference call on Tuesday, February 7 th at 8:30 a.m. Eastern Time to discuss its third quarter fiscal 2017 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The conference call will also be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through February 14 th by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13653585.

About MosaiQ™

MosaiQ™ has been designed to offer a breadth of diagnostic tests unmatched by existing commercially available transfusion diagnostic instrument platforms, spanning blood grouping, serological disease screening for donor testing and nucleic acid testing (or molecular disease screening) for donor testing.

Once approved, MosaiQ™ will be the first fully automated solution for blood grouping, providing for the comprehensive characterization of donor and patient blood, with turnaround times significantly quicker than existing methods. Widespread adoption of MosaiQ™ is expected to improve patient outcomes through better and easier matching of donor and patient blood, given cost-effective extended antigen typing offered by MosaiQ™. Improved patient outcomes from the use of MosaiQ™ include the potential for reduced incidence of adverse events associated with transfusion, including alloimmunization, where patients develop antibodies to foreign antigens introduced through transfused blood.

MosaiQ™ will also offer the opportunity for substantial cost savings and a range of operational efficiencies for donor and patient testing laboratories, including:

•	elimination of the need for expensive, routine manual testing typically undertaken by highly skilled technicians;
•	simplification of required consumables and testing processes;
•	consolidation of multiple instrument platforms in donor testing laboratories;
•	significant reduction in sample volume requirements;
•	significant reduction in waste, including the number and volume of patient/donor samples required, consumables and reagent waste; and
•	more streamlined processes for matching donor units to patients.

Quotient expects to develop additional applications for MosaiQ™, starting with nucleic acid testing for donor molecular disease screening, upon completion of assay development for the blood grouping and serological disease screening applications.

About Quotient Limited

Quotient is a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. With an initial focus on blood grouping and serological disease screening, Quotient is developing its proprietary MosaiQTM technology platform to address the $3.4 billion global transfusion diagnostics market. The Company’s operations are based in Switzerland, Scotland and the U.S.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQTM and other new products, and current estimates of fourth quarter and full year fiscal 2017 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Paul Cowan, Chairman &Chief Executive Officer – CEO@quotientbd.com; +1 267 756 0842

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Product sales	$4,841	$4,354	$15,401	$13,477
Other revenues	—	—	1,300	—
Total revenue	4,841	4,354	16,701	13,477
Cost of revenue	2,602	2,225	8,454	7,100
Gross profit	2,239	2,129	8,247	6,377
Operating expenses:
Sales and marketing	1,836	918	4,367	2,350
Research and development, net	17,183	6,931	43,479	22,122
General and administrative expense	5,650	7,059	16,722	18,148
Total operating expense	24,669	14,908	64,568	42,620
Operating loss	(22,430)	(12,779)	(56,321)	(36,243)
Other income (expense)
Interest expense, net	(4,168)	(1,134)	(6,552)	(2,992)
Change in financial liability for share warrants	—	3,830	—	15,857
Other, net	(4,568)	305	(1,888)	(987)
Other income (expense), net	(8,736)	3,001	(8,440)	11,878
Loss before income taxes	(31,166)	(9,778)	(64,761)	(24,365)
Provision for income taxes	—	—	—	—
Net loss	$(31,166)	$(9,778)	$(64,761)	$(24,365)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$29	$(89)	$(310)	$120
Foreign currency gain (loss)	(594)	(1,491)	(6,326)	(297)
Provision for pension benefit obligation	46	—	129	(1,747)
Other comprehensive loss, net	(519)	(1,580)	(6,507)	(1,924)
Comprehensive loss	$(31,685)	$(11,358)	$(71,268)	$(26,289)
Net loss available to ordinary shareholders - basic and diluted	$(31,166)	$(9,778)	$(64,761)	$(24,365)
Loss per share - basic and diluted	$(1.06)	$(0.48)	$(2.34)	$(1.33)
Weighted-average shares outstanding - basic and diluted	29,508,330	20,398,132	27,689,009	18,284,708

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,328	$44,100
Short-term investments	30,009	—
Trade accounts receivable, net	1,639	2,269
Inventories	13,168	12,584
Prepaid expenses and other current assets	3,056	2,780
Total current assets	62,200	61,733
Property and equipment, net	60,905	57,115
Intangible assets, net	776	902
Total assets	$123,881	$119,750
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,463	$7,286
Accrued compensation and benefits	2,799	3,294
Accrued expenses and other current liabilities	12,129	9,180
Current portion of long-term debt	—	1,000
Current portion of lease incentive	415	439
Capital lease obligation	1,363	152
Total current liabilities	26,169	21,351
Long-term debt	80,063	27,910
Lease incentive, less current portion	933	1,316
Capital lease obligation, less current portion	188	1,723
Defined benefit pension plan obligation	4,597	4,502
7% Cumulative redeemable preference shares	17,013	16,225
Total liabilities	128,963	73,027
Commitments and contingencies	—	—
Total shareholders' equity (deficit)	(5,082)	46,723
Total liabilities and shareholders' equity (deficit)	$123,881	$119,750

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Nine months ended December 31,
	2016	2015
OPERATING ACTIVITIES:
Net loss	$(64,761)	$(24,365)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,029	1,573
Share-based compensation	3,089	1,380
Amortization of lease incentive	(323)	(327)
Swiss pension obligation	489	—
Amortization of deferred debt issue costs	6,096	1,250
Accrued preference share dividends	788	788
Change in financial liability for share warrants	—	(15,857)
Net change in assets and liabilities:
Trade accounts receivable, net	246	307
Inventories	(1,310)	(3,249)
Accounts payable and accrued liabilities	6,660	(2,675)
Accrued compensation and benefits	(85)	(803)
Other assets	(700)	(725)
Net cash used in operating activities	(42,782)	(42,703)
INVESTING ACTIVITIES:
Increase in short-term investments	(30,009)	—
Purchase of property and equipment	(15,206)	(19,832)
Purchase of intangible assets	(65)	(64)
Net cash used in investing activities	(45,280)	(19,896)
FINANCING ACTIVITIES:
Proceeds from (repayment of) finance leases	(108)	55
Proceeds from drawdown of new debt	84,000	15,500
Issue costs of new debt	(5,493)	(703)
Repayment of debt	(33,450)	(500)
Proceeds from issuance of ordinary shares	16,374	34,553
Net cash generated from financing activities	61,323	48,905
Effect of exchange rate fluctuations on cash and cash equivalents	(3,033)	230
Change in cash and cash equivalents	(29,772)	(13,464)
Beginning cash and cash equivalents	44,100	37,525
Ending cash and cash equivalents	$14,328	$24,061
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$1,687	$1,463